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                                                                    EXHIBIT 10.5

                                                                [EXECUTION COPY]



                              TRANSACTION AGREEMENT

                                     between

                        LORAL SPACE & COMMUNICATIONS LTD.

                                       and

                                   ALENIA INC.



                           Dated as of March 20, 1997
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                              TRANSACTION AGREEMENT


                  TRANSACTION AGREEMENT dated as of March 20, 1997 (this "Agreement") between LORAL SPACE & COMMUNICATIONS LTD., a company organized under the laws of Bermuda ("Loral"), and ALENIA INC., a corporation organized under the laws of the State of Delaware ("Alenia").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Amended and Restated Agreement of Limited Partnership of Loral/QUALCOMM Satellite Services, L.P. ("LQSS") dated as of March 23, 1994 (the "Partnership Agreement"), Alenia (as successor by merger to Alenia Spazio USA, Inc.) is a limited partner in LQSS owning 1,800,000 partnership interests (the "Partnership Interests");

                  WHEREAS, Loral and Alenia have agreed that Alenia will transfer to Loral such number of the Partnership Interests as set forth in this Agreement in exchange for $80 million;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.       THE TRANSACTION

                  1.1. Transaction. At the Closing described in Section 1.3 below, Alenia agrees to transfer to Loral such number of Partnership Interests (the "Transferred Partnership Interests") that when multiplied by the Transaction Price per Partnership Interest will equal $80 million, and, in exchange therefor, Loral agrees to transfer to Alenia $80 million in cash (the "Purchase Price").

                  1.2. Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement:

                  "Adjustment Amount" shall mean the difference obtained by subtracting (i) the average of the GTL Stock Price on each of the three trading days after the GTL Rights Record Date from (ii) the average of the GTL Stock Price on each of the two trading days prior to the GTL Rights Record Date and on the GTL Rights Record Date.
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                  "GTL" shall mean Globalstar Telecommunications Limited, a
Bermuda company.

                  "GTL Common Stock" shall mean the common stock of GTL, par value $1.00 per share.

                  "GTL Rights Offering" shall mean the distribution to the public shareholders of the GTL Common Stock of subscription rights to purchase one share of GTL Common Stock at a subscription price of $26.50 per share for each 8.84042 shares held.

                  "GTL Rights Record Date" shall mean March 24, 1997, which is the record date established by GTL for the GTL Rights Offering.

                  "GTL Stock Price" shall mean, with respect to any trading day, the average of the high and low sales price for GTL Common Stock on such day on the NASDAQ National Market.

                  "Transaction Price" per Partnership Interest shall mean 86% of the difference between (A) $62.50 and (B) the Adjustment Amount.

                  1.3. Closing. The closing ("Closing") of the transaction contemplated by Section 1.1 (the "Transaction") shall occur at the offices of Loral, 600 Third Avenue, New York, New York 10016 or such other place upon which the parties may agree on such date as Loral shall elect, but in no event later than April 15, 1997, or upon such other date after April 15, 1997 on which the parties may agree (the "Closing Date"). Loral shall notify Alenia in writing of the Closing Date at least three business days prior thereto. At the Closing, (a) Loral shall deliver to Alenia, the Purchase Price by wire transfer of immediately available funds to the account of Alenia designated by Alenia's written instructions delivered at least two full business days prior to the Closing Date, and (b) Alenia shall deliver to Loral any outstanding certificates representing the Transferred Partnership Interests, duly endorsed in blank for transfer or accompanied by appropriate transfer powers duly executed in blank and Schedule A to the Partnership Agreement shall be amended to reflect the Transaction.

2.       REPRESENTATIONS AND WARRANTIES

                  2.1. Representations and Warranties of Loral. Loral represents and warrants to Alenia as follows:

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                  2.1.1. Organization. Loral is a company duly organized and validly existing under the laws of the Islands of Bermuda and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

                  2.1.2. Authorization and Validity of Agreement. Loral has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Loral's obligations hereunder have been duly authorized by the Board of Directors of Loral, and no other corporate proceedings on the part of Loral are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Loral and is the legal, valid and binding obligation of Loral.

                  2.1.3. No Conflict or Violation. The execution, delivery and performance by Loral of this Agreement do not and will not violate or conflict with any provision of the charter documents or bye-laws of Loral, and do not and will not violate any provision of any agreement or instrument to which Loral is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Loral is subject. Loral has given notice to the other partners of LQSS on behalf of Alenia as required by Section 10.03 of the Partnership Agreement in connection with the Transaction and the Transaction does not violate Section 10.03 of the Partnership Agreement.

                  2.1.4. Consent of LQSS General Partner. Loral/QUALCOMM Partnership, L.P., as the general partner of LQSS, has consented to the Transaction and to the admittance of Loral as a substituted limited partner in LQSS upon completion of the Transaction.

         2.1.5. GTL Rights Record Date. Loral has caused GTL to file a Registration Statement on Form S-3 with the Securities and Exchange Commission with respect to the GTL Rights Offering. The staff of the Securities and Exchange Commission has informed Loral and GTL that it has no further comments with respect to such registration statement, and GTL has set March 24, 1997 as the GTL Rights Record Date.

                  2.2. Representations and Warranties of Alenia. Alenia represents and warrants to Loral as follows:

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                  2.2.1. Organization. Alenia is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

                  2.2.2. Authorization and Validity of Agreement. Alenia has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Alenia's obligations hereunder have been duly authorized by the Board of Directors of Alenia, and no other corporate or other proceedings on the part of Alenia are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Alenia and is the legal, valid and binding obligation of Alenia.

                  2.2.3. No Conflict or Violation. The execution, delivery and performance by Alenia of this Agreement do not and will not violate or conflict with any provision of the charter documents or by-laws of Alenia, and do not and will not violate any provision of any agreement or instrument to which Alenia is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Alenia is subject.

                  2.2.4. Title to Transferred Partnership Interests. Alenia holds good and valid title to the Transferred Partnership Interests, which interests are owned by Alenia free and clear of any lien or other right or claim, and when such interests are acquired by Loral in accordance with the terms of this Agreement, Loral will acquire good and valid title to such interests free of any lien or other right or claim.

3.       CONDITIONS TO CLOSING

                  3.1. Conditions to the Closing.

                  3.1.1. Conditions to Obligations of Alenia. The obligations of Alenia to consummate the Transaction are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

                  (a) the representations and warranties of Loral contained herein shall be true and correct in all


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         material respects on and as of the Closing Date as if made on and as of such date;

                  (b) Loral shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

                  (c) Alenia shall have received a certificate signed by an executive officer of Loral to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

                  3.1.2. Conditions to Obligations of Loral. The obligation of Loral to consummate the Transaction are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

                  (a) the representations and warranties of Alenia contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date;

                  (b) Alenia shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

                  (c) Loral shall have received a certificate signed by and executive officer of Alenia to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

                  3.1.3. Conditions to Obligations of Loral and Alenia. The obligations of Loral and Alenia to consummate the Transaction are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

                  (a) all consents, waivers, authorizations and approvals of any governmental or regulatory authority required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and in full force and effect; and

                  (b) the Transactions shall not be prohibited by any applicable law, court order or governmental regulation.

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4.       MISCELLANEOUS

                  4.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  4.2.  No Waivers; Amendments.

                  4.2.1. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  4.2.2. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each party hereto.

                  4.3. Survival of Provisions. The representations and warranties, covenants and agreements contained in this Agreement shall survive and remain in full force and effect, regardless of any investigation made by or on behalf of Alenia, or by or on behalf of Loral, and shall survive delivery of the Transferred Partnership Interests.

                  5.4. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

                  5.5. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  5.6. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  5.7. Press Releases and Public Announcements. Prior to the Closing, press releases and public announcements or disclosures relating to the transactions


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contemplated hereby shall be made only if mutually agreed upon by the parties hereto, except to the extent required by law or by stock exchange regulation, provided that any such required disclosure will, to the extent practicable, be subject to consultation among the parties.

                  5.9. Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, including, without limitation, attorneys' fees and fees of financial advisors and investment bankers engaged by such party.

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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date set forth above.

                                             LORAL SPACE & COMMUNICATIONS LTD.

                                             By:  /s/ Eric J. Zahler
                                                  ------------------------------
                                                  Name: Eric J. Zahler
                                                  Title: Vice President


                                             ALENIA INC.

                                             By:  /s/ Alberto de Benedictis
                                                  ------------------------------
                                                  Name:  Alberto de Benedictis
                                                  Title: Attorney-in-Fact

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